U n i t e d   S t a t e s   S e c u r i t i e s   A n d   E x c h a n g e   C o m m i s s i o n
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2002

SMITH & WESSON HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-29015	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14500 North Northsight, Suite 221, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 949-9700
(Registrant’s telephone number)

Item 5 Other Events.
Item 7 Financial Statement, Pro Forma Financial Informations and Exhibits.
EX-99.1

Item 5 Other Events.

         In connection with its acquisition of Smith & Wesson Corp. in May 2001, the Registrant issued a promissory note in the amount of $5 million (the "Note") to Colton Melby, a director of the Registrant. Interest on the Note was prepaid for one year and the full principal balance was due and payable May 15, 2002. In connection with the issuance of the Note, Mr. Melby received a warrant to purchase 7,094,500 shares of Common Stock of the Registrant at an exercise price of $0.40 per share (the "Warrant").

         Effective March 28, 2002, Mr. Melby agreed to apply $2,837,800 of the principal balance of the Note to fully exercise the Warrant. In addition, Mr. Melby converted the remaining $2,162,200 of the principal balance of the Note into 1,310,424 shares of Common Stock of the Registrant at an effective purchase price of $1.65 per share.

         On April 1, 2002, the Registrant issued the press release attached hereto as Exhibit 99.1.

Item 7 Financial Statement, Pro Forma Financial Informations and Exhibits.

(c)	Exhibits.

	Exhibit	Description

	99.1	Press Release dated April 1, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 12, 2002.

Smith & Wesson Holding Corporation,

a Nevada corporation

By:	/s/ Mitchell A. Saltz

Mitchell A. Saltz, Chief Executive Officer